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                                                                      EXHIBIT 21

                           EL PASO NATURAL GAS COMPANY
                           SUBSIDIARIES AND AFFILIATES

                             AS OF DECEMBER 31, 1997

EL PASO NATURAL GAS COMPANY  (Delaware)

     Border Gas Inc. (Delaware) (a close corp.)  .................................................................   15   %
           (El Paso Natural Gas Company owns a 15% interest; Tennessee Gas
           Pipeline Company owns a 37.5% interest; unaffiliated parties own a
           47.50% interest.)
     Cross Country Development L.L.C. (Delaware LLC) .............................................................   50.33
           (El Paso Natural Gas Company owns a 50.33% interest; unaffiliated parties own a
           49.67% interest.)
     El Paso Development Company (Delaware) ......................................................................  100
         Ex-Mission Ranches, Inc. (Delaware) .....................................................................  100
     EL PASO ENERGY CORPORATION  (Delaware)  .....................................................................  100
     El Paso Energy Resources Company (Delaware)  ................................................................  100
     El Paso Energy Service Company (Delaware) ...................................................................  100
     El Paso Energy Sports Corporation (Delaware).................................................................  100
     El Paso Field Services Company (Delaware)  ..................................................................  100
     El Paso Fuel Development Company (Delaware)  ................................................................  100
     El Paso Gas Marketing Company (Delaware)     ................................................................  100
     El Paso Gas Transportation Company (Delaware)  ..............................................................  100
     El Paso Marketing Services Company (Delaware)  ..............................................................  100
     El Paso Mojave Pipeline Co. (Delaware)  .....................................................................  100
     El Paso New Chaco Company (Delaware)  .......................................................................  100
     El Paso Pipeline Services Company (Delaware)  ...............................................................  100
     El Paso TransColorado Company (Delaware)  ...................................................................  100
     EPNG Mojave, Inc. (Texas)          ..........................................................................  100
     Gasoductos de Chihuahua, S. de R.L. de C.V. (Mexico)  .......................................................   10   %
           (El Paso Natural Gas Company owns a 10% interest; El Paso Energy International
           Company owns a 40% interest; unaffiliated parties own a 50% interest.)
     Gulf States Gas Pipeline Company (Delaware)..................................................................  100
     Mt. Franklin Insurance Ltd. (Bermuda)  ......................................................................  100




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